SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 18, 2008
ATLANTIS PLASTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09487	06-1088270

(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification
Incorporation)		No.)

1870 The Exchange, Suite 200, Atlanta, Georgia		30339

(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code: (800) 497-7659
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 18, 2008, Atlantis Plastics, Inc. (the “Company”) engaged Houlihan, Lokey, Howard & Zukin as its exclusive financial advisor to assist the Company in evaluating strategic alternatives, including a possible sale transaction.
     There can be no assurance that this evaluation of strategic alternatives will result in any specific transaction or, if any specific transaction is to occur, the timing of such a transaction.
     A copy of the press release with respect to this matter is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.
99.1	Press Release from Atlantis Plastics, Inc., dated January 23, 2008, entitled “Atlantis Plastics, Inc. Retains Houlihan Lokey to Evaluate Strategic Alternatives”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS PLASTICS, INC.
Date: January 23, 2008	By:	/s/ V.M. Philbrook
V.M. Philbrook
President and Chief Executive Officer

	By:	/s/ Paul G. Saari
Paul G. Saari
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release from Atlantis Plastics, Inc., dated January 23, 2008, entitled “Atlantis Plastics, Inc. Retains Houlihan Lokey to Evaluate Strategic Alternatives”